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                                                                     EXHIBIT 5.1


                   [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]



                              ______________, 2004

Franklin Bank Corp.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042

Ladies and Gentlemen:

      In connection with the registration of an aggregate of 8,440,500 shares of common stock, par value $0.01 per share (the "Shares"), of Franklin Bank Corp. (the "Company") under the Securities Act of 1933, as amended, on Form S-1 (as it may be amended or supplemented, the "Registration Statement"), including 570,000 shares (the "Option Shares") issuable upon exercise of options (the "Options") originally granted by the Company to Ranieri & Co., Inc., filed with the Securities and Exchange Commission (the "Commission") on February 13, 2004, you have requested our opinion with respect to the matters described herein.

      In connection with the delivery of this opinion, we have examined originals or copies of the amended and restated certificate of incorporation of the Company, the amended and restated bylaws of the Company, the Registration Statement, the Stock Option Agreement, dated as of November 4, 2002, between the Company and Ranieri & Co., Inc., as amended by Letter Agreement dated December 15, 2003, agreements, dated as of January 2, 2003, between Ranieri & Co., Inc. and the holders of the Options on the date hereof (such holders and Ranieri & Co.,
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Franklin Bank Corp.
_____________, 2004
Page 2


Inc., the "Option Holders"), Stock Option Agreements, dated as of June 10, 2003, and Joinder Agreements, dated as of February 11, 2004, between the Company and each of the Option Holders (the "New Stock Option Agreements"), resolutions adopted by the Board of Directors of the Company, and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings taken by the Company in connection with the registration of the Shares. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

      Based on such examination and review, and subject to the foregoing, we are of the opinion that the Shares (other than the Option Shares) are validly issued, fully paid and non-assessable, and, upon exercise of the Options in accordance with the terms of the New Stock Option Agreements and the issuance of the Option Shares, the Option Shares will be validly issued, fully paid and non-assessable.

      We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, State of New York and the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Constitution of the State of Delaware).

      We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                     Very truly yours,